UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

January 15, 2007

EXCO RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12377 Merit Drive
Suite 1700, LB 82
Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 368-2084

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

Amended and Restated Board of Directors Payment Plan.  The Board of Directors of EXCO Resources, Inc. (the “Company”) have amended and restated the 2007 Director Plan of EXCO Resources, Inc. (as amended, the “Payment Plan”).  The amendment to the Payment Plan permits non-employee directors to defer the payment of his or her director fees (employee directors do not receive fees in their capacity as directors).  Directors may defer the payment of director fees, whether payable in the form of cash or Company common stock, to (i) a specified date, (ii) his or her termination of service, (iii) the occurrence of a Change of Control (as defined), or (iv) the earlier of two or more of those events.  This amendment is effective beginning with director fees earned in 2007.  This deferral is qualified to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Amended and Restated 2007 Director Plan of EXCO Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Dated: January 16, 2007	By:	/s/ J. DOUGLAS RAMSEY
	Name:	J. Douglas Ramsey, Ph.D.
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Amended and Restated 2007 Director Plan of EXCO Resources, Inc.